Partners Group Lending Fund, LLC

Multiple Class Plan

This Multiple Class Plan (the “Plan”) has been adopted by the board of managers (the “Board”) of Partners Group Lending Fund, LLC (the “Fund”) with respect to each class of limited liability company interests (“Units”) of the Fund. The Plan has been adopted in compliance with Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”).1

The Fund has established four classes of Units known as Class I Units, Class M Units, Class A Units, and Class S Units. Each class of Units will have the same relative rights and privileges and be subject to the same fees and expenses except as set forth below. In addition, extraordinary expenses attributable to one or more classes shall be borne by such class(es). The Board may determine in the future that other allocations of expenses or other services to be provided to a class of Units are appropriate and amend the Plan accordingly without the approval of holders of Units of any class.

Class I Units

Units of Class I (the “Class I Units”) are sold at net asset value per Unit, and are sold subject to the minimum purchase requirements set forth in the registration statement for the Fund. Class I Units are not subject to a distribution plan or service plan. Class I Units shall be entitled to the unitholder services set forth from time to time in the Fund’s registration statement.

Class M Units

Units of Class M (the “Class M Units”) are sold at net asset value per Unit, and are sold subject to the minimum purchase requirements set forth in the registration statement for the Fund. Class M Units are not subject to a distribution plan or service plan. Class M Units shall be entitled to the unitholder services set forth from time to time in the Fund’s registration statement.

Class A Units

Units of Class A (the “Class A Units”) are sold at net asset value per Unit, subject to a front-end sales charge of up to 3.50% of the subscription amount, and are sold subject to the minimum purchase requirements set forth in the Fund’s registration statement. Class A Units of the Fund are subject to an annual distribution and/or service fee in accordance with the then-effective distribution and service plan (the “Distribution Plan”) adopted in accordance with Rule 12b-1 under the 1940 Act for Class A Units. Holders of Class A Units have exclusive voting rights, if any, with respect to the Fund’s Distribution Plan adopted with respect to Class A Units. Class A Units shall be entitled to the distribution and unitholder services set forth from time to time in the Fund’s registration statement.

[1]	The Fund has elected to be regulated as a business development company under the 1940 Act. The Fund operates under an order received by Partners Group (USA) Inc. from the U.S. Securities and Exchange Commission, dated November 17, 2025, that grants exemptive relief, which permits the Fund to issue multiple classes of Units with sales loads, and/or asset-based distribution and/or service fees, and contingent deferred sales loads. Although not directly subject to Rule 18f-3 under the 1940 Act, as a condition to reliance on the exemptive order, the Fund must comply with the provisions of Rule 18f-3 as if they applied to the Fund.

Class S Units

Units of Class S (the “Class S Units”) are sold at net asset value per Unit, subject to a front-end sales charge of up to 1.50% of the subscription amount, and are sold subject to the minimum purchase requirements set forth in the Fund’s registration statement. Class S Units of the Fund are subject to an annual distribution and/or service fee in accordance with the then-effective distribution and service plan (the “Distribution Plan”) adopted in accordance with Rule 12b-1 under the 1940 Act for Class S Units. Holders of Class S Units have exclusive voting rights, if any, with respect to the Fund’s Distribution Plan adopted with respect to Class S Units. Class S Units shall be entitled to the distribution and unitholder services set forth from time to time in the Fund’s registration statement.

Expense Allocation

Expenses that are treated as class-specific expenses under the Plan will be borne by the Fund’s respective classes. Fund expenses will be allocated to the respective classes in a manner consistent with Rule 18f-3(c)(1)(iii) as now or hereafter in effect, subject to the oversight of the Board.

Adopted: December 17, 2025